                                                                   EXHIBIT 10.10




                                      LEASE

                           NORTHWOODS BUSINESS CENTER
                             3000 NORTHWOODS PARKWAY
                                NORCROSS, GEORGIA




         Landlord:      New England Mutual Life Insurance Company


         Tenant:        Vaxcel, Inc.


         Date:          As of November 23, 1993

This Lease consists of four parts:

Part I            Cover Sheet
Part II           Standard Lease Provisions
Part III          Additional Provisions (if any) and
Part IV           Exhibits
                  EXHIBIT A - Floor Plan of Premises
                  EXHIBIT B - Legal Description of Lot
                  EXHIBIT C - Omitted
                  EXHIBIT D - Tenant Improvements
                  EXHIBIT E - Omitted
                  EXHIBIT F - Omitted
                  EXHIBIT G - List of permitted substances
                  EXHIBIT H - Expansion Space

Form:    Northwoods Business Center
         TNE Asset No. 988
         TNE Locator t:\Docs\988VXL.TPM
         Last Revision date: 11/22/93

                                     PART I

                                   COVER SHEET

         The terms listed below shall have the following meanings throughout this Lease:

DATE OF LEASE:             As of November 23, 1993

LANDLORD:                  New England Mutual Life Insurance Company

TENANT:                    Vaxcel, Inc., a Georgia corporation

TENANT'S ADDRESS:          3000 Northwoods Parkway, Suite 200
                           Norcross, Georgia 30071
                           Attn: Mr. Paul Wilson

                           Copy to: W. Gregory Null, Esq.
                           Long Aldridge & Norman
                           One Peachtree Center, Suite 5300
                           303 Peachtree Street
                           Atlanta, Georgia 30308

MANAGING AGENT:            LaVista Associates, Inc.

MANAGING AGENT'S           3201 Peachtree Corners Circle
ADDRESS:                   Norcross, Georgia 30092

PREMISES:                  The area consisting of approximately 4,782 rentable
                           square feet located on the first floor of the Building as shown on Exhibit A attached

BUILDING:                  The three buildings known as Northwoods Business
                           Center with a street address of 3000 Northwoods
                           Parkway, Norcross, Georgia, and consisting of approximately 110,056 rentable square feet

PROPERTY:                  The Building, other improvements and land (the
                           "Lot"), a legal description of which is Exhibit B attached

TENANT'S                   4.34% (4,782 rentable square feet in the Premises
PERCENTAGE:                divided by 110,056 rentable square feet in the
                           Building)


---------------------                            ----------------------
  LANDLORD'S INITIALS                               TENANT'S INITIALS

PERMITTED USES:            Office, receiving, storing, shipping and selling
                           (other than retail) products, materials and merchandise made and/or distributed by Tenant, and laboratory and related facilities for Tenant's research and development of vaccine and vaccine delivery systems, all consistent with Paragraph 7.2

TENANT                     See Exhibit D attached hereto and made a part hereof
IMPROVEMENTS:

COMMENCEMENT DATE:         See Paragraph 2.1 below

TERM: Five (5) years (plus any extension properly exercised as provided in Additional Provisions, AP8)

BASE RENT:                 $181,285.62 payable as follows:

                                                             Annual
                              Rent             Annual        Rent
                  Months      Per Month        Rent          p.r.s.f.
                -------------------------------------------------------
                   1-12       $2,789.50    $33,474.00        $7.00
                -------------------------------------------------------
                   13-24      $2,901.08    $34,812.96        $7.28
                -------------------------------------------------------
                   25-36      $3,106.64    $36,199.74        $7.57
                -------------------------------------------------------
                   37-48      $3,136.19    $37,634.34        $7.87
                -------------------------------------------------------
                   49-60      $3,263.72    $39,164.58        $8.19
                -------------------------------------------------------

                -------------------------------------------------------

LANDLORD'S SHARE OF        $22,011.20 per real estate tax year
TAXES:

LANDLORD'S SHARE OF        $14,230.00 per Lease Year
INSURANCE PREMIUMS:

SECURITY DEPOSIT:          $33,474.00

PUBLIC LIABILITY           $1,000,000 Combined Single Limit
INSURANCE AMOUNT:

BROKER(S):                 LaVista Associates, Inc. and Cushman & Wakefield of
                           Georgia, Inc.

GUARANTOR(S):              None


-----------------------                         -----------------------
  LANDLORD'S INITIALS                               TENANT'S INITIALS

                 TABLE OF CONTENTS OF STANDARD LEASE PROVISIONS

                                                                            Page
ARTICLE I: PREMISES

1.1      Premises........................................................     6
1.2      Common Areas....................................................     6

ARTICLE II: TERM

2.1      Commencement Without Tenant Improvements........................     7
2.2      Commencement With Tenant Improvements...........................     7

ARTICLE III: RENT

3.1      Base Rent.......................................................     7
3.2      Additional Rent for Operating Expenses, Taxes, and Capital
         Costs...........................................................     8

ARTICLE IV:       DELIVERY OF PREMISES AND TENANT IMPROVEMENTS

4.1      Condition of Premises...........................................    10
4.2      Delay in Possession.............................................    10
4.3      Delivery and Acceptance of Possession...........................    11
4.4      Early Occupancy.................................................    11

ARTICLE V: ALTERATIONS AND TENANT'S PERSONAL PROPERTY

5.1      Alterations.....................................................    11
5.2      Tenant's Personal Property......................................    12

ARTICLE VI: LANDLORD'S COVENANTS

6.1      Services Provided by Landlord...................................    13
6.2      Repairs and Maintenance.........................................    13
6.3      Quiet Enjoyment.................................................    14
6.4      Insurance.......................................................    14

ARTICLE VII: TENANT'S COVENANTS

7.1      Repairs, Maintenance and Surrender..............................    14
7.2      Use.............................................................    14
7.3      Assignment; Sublease............................................    15
7.4      Indemnity.......................................................    15
7.5      Tenant's Insurance..............................................    16
7.6      Payment of Taxes................................................    16

7.7      Environmental Assurances........................................    16
7.8      Americans With Disabilities Act.................................    18

ARTICLE VIII: DEFAULT

8.1      Default.........................................................    18
8.2      Remedies of Landlord and Calculation of Damages.................    19

ARTICLE IX: CASUALTY AND EMINENT DOMAIN

9.1      Casualty........................................................    20
9.2      Eminent Domain..................................................    22

ARTICLE X: RIGHTS OF PARTIES HOLDING SENIOR INTERESTS

10.1     Subordination...................................................    22
10.2     Mortgagee's Consent.............................................    23

ARTICLE XI: GENERAL

11.1     Representations by Tenant.......................................    23
11.2     Notices.........................................................    23
11.3     No Waiver or Oral Modification..................................    23
11.4     Severability....................................................    23
11.5     Requests by Tenant..............................................    23
11.6     Estoppel Certificate and Financial Statements...................    23
11.7     Waiver of Liability.............................................    24
11.8     Execution; Prior Agreements and No Representations..............    24
11.9     Brokers.........................................................    24
11.10    Successors and Assigns..........................................    24
11.11    Applicable Law and Lease Interpretation.........................    25
11.12    Costs of Collection, Enforcement and Disputes...................    25
11.13    Holdover........................................................    25
11.14    Force Majeure...................................................    25
11.15    Limitation On Liability.........................................    25
11.16    Lease not to be Recorded........................................    26
11.17    Security Deposit................................................    26
11.18    Guaranty of Lease...............................................    26

                        PART II STANDARD LEASE PROVISIONS

                               ARTICLE I PREMISES


1.1      Premises.

         (a) Demise of Premises. This Lease (the "Lease") is made and entered into by and between Landlord and Tenant and shall become effective as of the Date of Lease. In consideration of the mutual covenants made herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, on all of the terms and conditions set forth in this Lease.

         (b) Measurement. If, as a result of any subsequent measurement by Landlord (which measurement shall be completed in accordance with standard office building measurement practices utilized in the area in which the Building is located), the areas of the Building or the Premises are determined to be more or less than the areas described in the Lease, then all computations of rent and other matters described in the Lease where area is a factor shall be recomputed. Until Landlord remeasures the Building and the Premises, all measurements of area contained in the Lease shall be deemed to be correct and binding upon the Landlord and Tenant. *See Additional Provisions API.

         (c) Intentionally Omitted

         (d) Access to Premises. Landlord shall have reasonable access to the Premises, at any time during the Term, to inspect Tenant's performance hereunder and to perform any acts required of or permitted to Landlord herein, including, without limitation, (i) the right to make any repairs or replacements Landlord deems necessary, (ii) the right to show the Premises to prospective purchasers and mortgagees, and (iii) during the last six (6) months of the Term, the right to show the Premises to prospective tenants. Landlord shall at all times have a key to the Premises, and Tenant shall not change any existing lock(s), nor install any additional lock(s) without Landlord's prior consent. Except in the case of any emergency, any entry into the Premises by Landlord shall be not less than 24 hours advance notice.

         1.2 Common Areas. Tenant shall have the right to use, in common with other tenants, the Building's common lobbies, corridors, stairways, and elevators necessary for access to the Premises, and the common walkways and driveways necessary for access to the Building, the common toilets, corridors and elevator lobbies of any multi-tenant floor, if any, and the parking areas for the Building ("Common Areas"). Tenant's use of the Building parking areas shall be on an unreserved, non-exclusive basis and solely for Tenant's employees and visitors. Landlord shall not be liable to Tenant, and this Lease shall not be affected, if any parking rights of Tenant hereunder are impaired by any law, ordinance or other governmental regulation imposed after the Date of Lease. If Landlord grants to any other tenant the exclusive right to use any particular parking spaces, neither Tenant nor its visitors shall use such spaces. Use of the Common Areas shall be only upon the terms set forth at any time by Landlord. Landlord may at any time and in any manner make any changes, additions, improvements, repairs or replacements to the Common Areas that it considers desirable, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's normal activities. Such actions of Landlord shall not constitute constructive eviction or give rise to any rent abatement or liability of Landlord to Tenant and shall use reasonable efforts to ensure that Tenant and Tenant's invitees shall have access to the Premises during normal business hours.

                                 ARTICLE II TERM

         2.1 Commencement Date*

                  *See Additional Provisions, AP2

                                ARTICLE III RENT

         3.1 Base Rent.

         (a) Payment of Base Rent. Tenant shall pay the Base Rent each month in advance on the first day of each calendar month during the Term. If the Commencement Date is other than the first day of the month, Tenant shall pay a proportionate part of such monthly installment on the Commencement Date. An adjustment in the Base Rent for the last month of the Term shall be made if the Term does not end on the last day of the month. All payments shall be made to Managing Agent at Managing Agent's Address or to such other party or to such other place as Landlord may designate in writing, without prior demand and without abatement, deduction or offset except as otherwise set forth herein, charges to be paid by Tenant hereunder, other than Base Rent, shall be considered additional rent for the purposes of this Lease, and the words "rent" or "Rent" as used n this Lease shall mean both Base Rent and additional rent unless the context specifically or clearly indicates that only Base Rent is referenced.

         (b) Late Payments. Tenant acknowledges that the late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord no later than ten (10) calendar days after such date an additional sum equal to 5% of such overdue payment. In addition to such late charge, all such delinquent rent or other sums due to Landlord, including the late charge, shall bear interest beginning on the date such payment was due at the then maximum lawful rate permitted to be charged by Landlord. The notice and cure period provided in Paragraph 8.1(a) does not apply to the foregoing late charges and interest. If payments of any kind are returned for insufficient funds Tenant shall pay to Landlord an additional handling charge of $50.00.

         3.2 Additional Rent for Operating Expenses, Taxes, and Capital Costs.

         (a) Additional Rent. For each Lease Year, Tenant shall pay to Landlord as additional rent Tenant's Percentage of Operating Expenses, Taxes in excess of Landlord's Share of Taxes, and Capital Costs ("Tenant's Share of Expenses").

         (b) Definitions. As used herein, the following terms shall have the following meanings:

                  (i) Lease Year. Each successive 12 month period following the Commencement Date

                  (ii) Operating Expenses. The total cost of operation of the Property, including, without limitation, (1) premiums in excess of Landlord's Share of Insurance Premiums and deductibles* for insurance carried with respect to the Property; (2) all costs of supplies, materials, equipment, and utilities used in or related to the operation, maintenance, and repair of the Property or any part thereof (including utilities, unless the cost of any utilities is to be paid for separately by the Tenant pursuant to Paragraph 6.1 (b)); (3) all labor costs, including without limitation, salaries,** wages, payroll and other taxes, unemployment insurance costs, and employee benefits: (4) all maintenance, management, janitorial, inspection, legal, accounting, and service agreement costs related to the operation, maintenance, and repair of the Property or any part thereof, including, without limitation, service contracts with independent contractors. Any of the above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings in the area. Operating Expenses shall not include Taxes, leasing commissions; repair costs paid by insurance proceeds or by any tenant or third party; the initial construction cost of the Building or any depreciation thereof; any debt service or costs related to sale or financing of the Property; any capital expenses, except* tenant improvements provided for any tenant; or any special services rendered to tenants (including Tenant) for which a separate charge is made.** If the Building is less than 100% occupied during any Lease Year, then in determining the Operating Expenses, all Operating Expenses that may reasonably be determined to vary in accordance with the occupancy level of the Building, shall be grossed up to reflect 100% occupancy by multiplying the amount of such expenses by a fraction, the numerator of which is the total rentable square feet in the Building and the denominator of which is the average square feet in the Building that is occupied by tenants during the Lease Year. For the purpose of calculating Tenant's

                           Percentage of Operating Expenses, Operating Expenses, excluding insurance costs, shall not increase by more than 5% annually.

                           **See Additional Provisions, AP3

                           *(not to exceed Tenant's Percentage of $25,000.00 per occurrence)

                           **for employees at or below the level of administrative property manager

                           *as set forth in Paragraph 3.2(b)(vi) below

                  (v) Taxes. Any form of assessment, rental tax, license tax, business license tax, levy, charge, tax or similar imposition imposed by any authority having the power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, library, drainage, or other improvement or special assessment district, as against the Property or any part thereof or any legal or equitable interest of Landlord therein, or against Landlord by virtue of its interest therein, and any reasonable costs incurred by Landlord in any proceedings for abatement thereof, including, without limitation, attorneys' and consultants' fees, and regardless of whether any abatement is obtained. Landlord's income and franchise taxes are excluded from Taxes.

                  (vi) Capital Costs. The annual cost of any capital improvements to the Property made by Landlord that are designed to increase safety, to reduce Operating Expenses, or to comply with any governmental law or regulation imposed after initial completion of the Building, amortized over such period as Landlord shall reasonably determine, in accordance with sound accounting principles, consistently applied, together with a fixed annual interest rate equal to the Prime Rate plus 2% on the unamortized balance. The Prime Rate shall be the prime rate published in the Wall Street Journal on the date the construction is completed.

         (c) Estimate of Tenant's Share of Expenses. Before each calendar year and from time to time as Landlord deems appropriate, Landlord shall give Tenant estimates for the coming calendar year of Operating Expenses, Taxes in excess of Landlord's Share of Taxes, Capital Costs, and Tenant's Share of Expenses. Landlord shall make reasonable efforts to provide estimates not less than thirty
(30) days before the beginning of each calendar year. Tenant shall pay one twelfth (1 /12) of the estimated amount of Tenant's Share of Expenses with each monthly payment of Base Rent during the calendar year. Each calendar year, Landlord shall give Tenant a statement (the "Share of Expenses Statement") showing the Operating Expenses, Taxes in excess of Landlord's Share of Taxes, and Capital Costs for the prior calendar year*, a calculation of Tenant's Share of Expenses due for the prior Lease Year* and a summary of amounts already paid by Tenant for the prior calendar year.* Landlord shall make reasonable efforts to provide the Share of Expenses Statement within one hundred and twenty (120) days after the end of the prior calendar year*. Any underpayment by Tenant shall be paid to Landlord within thirty (30) days after delivery of the Share of Expenses Statement; any overpayment shall be credited against the next installment of Base Rent due, provided that any overpayment shall be paid to Tenant within thirty (30) days if the Term has ended. No delay by Landlord in providing any Share of Expenses Statement shall be deemed a waiver of Tenant's obligation to pay Tenant's Share of Expenses. Notwithstanding anything contained in this paragraph, the total rent payable by Tenant shall in no event be less than the Base Rent.

         (d) Partial Year Calculation.

                  (i) First Lease Year. In the event the Term did not commence on January lst, Tenant's Share of Expenses for the first Lease Year* will be proportionately reduced. In this case, Tenant shall pay Landlord Tenant's Share of Expenses multiplied by a fraction whose numerator equals the number of days between the Commencement Date and December 31 and whose denominator equals 365. (For example, if the Commencement Date is September 1 in the Base Year, Tenant shall pay in the first calendar year Tenant's Share of Expenses times 122/365).

                  (ii) Last Lease Year. In the event the Term does not expire on December 31st of the last calendar year;* Tenant's Share of Expenses shall be proportionately reduced.

             ARTICLE IV DELIVERY OF PREMISES AND TENANT IMPROVEMENTS

         4.1 Condition of Premises. Landlord shall deliver the Premises to Tenant in its "as-is" condition. Tenant shall construct tenant improvements pursuant to and in accordance with the terms set forth in Exhibit D of this Lease ("Tenant Improvements"). Except as otherwise provided in this lease, such Tenant Improvements shall become and remain the property of the Landlord.

         4.2 Intentionally Omitted.

         4.3 Delivery and Acceptance of Possession. Tenant shall accept possession and enter in good faith occupancy of the entire Premises and commence the operation of its business therein within thirty (30) days after the Commencement Date. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance and an acknowledgment by Tenant that (i) Tenant has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition, (ii) except as otherwise specifically provided herein, Tenant accepts possession of the Premises in its then existing condition, "as-is", including all patent and latent defects, (iii) Tenant Improvements have been completed in accordance with the terms of this Lease, except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession, and (iv) neither Landlord, nor any of Landlord's agents, has made any oral or written representations or warranties with respect to such matters other than as set forth in this Lease.

         4.4 Early Occupancy. During construction of the Tenant Improvements, and prior to the Commencement Date, Tenant (and its contractors) may enter the Premises subject to all of the provisions of this Lease (including Tenant's obligations regarding indemnity and insurance), except those provisions regarding Tenant's obligation to pay Rent, which obligation shall commence as provided in Paragraph 2.1 of this Lease.

              ARTICLE V ALTERATIONS AND TENANT'S PERSONAL PROPERTY

         5.1 Alterations.

                  (a) Landlord's Consent. Tenant shall not make any alterations, additions, installations, substitutes or improvements ("Alterations") in and to the Premises without first obtaining Landlord's written consent. Landlord shall not unreasonably withhold or delay its consent; provided, however, that Landlord shall have no obligation to consent to Alterations of a structural nature or Alterations that would violate the certificate of occupancy for the Premises or any applicable law, code or ordinance or the terms of any superior lease or mortgage affecting the Property. No consent given by Landlord shall be deemed as a representation or warranty that such Alterations comply with laws, regulations and rules applicable to the Property ("Laws"). Tenant shall pay Landlord's reasonable costs of reviewing or inspecting any proposed Alterations and any other costs that may be incurred by Landlord as a result of such Alterations.

                  (b) Workmanship. All Alterations shall be done at reasonable times in a first-class workmanlike manner, by contractors approved by Landlord, and according to plans and specifications previously approved by Landlord. All work shall be done in compliance with all Laws, and with all regulations of the Board of Fire Underwriters or any similar insurance body or bodies. Tenant shall be solely responsible for the effect of any Alterations on the Building's structure and systems, notwithstanding that Landlord has consented to the Alterations, and shall reimburse Landlord on demand for any costs incurred by Landlord by reason of any faulty work done by Tenant or its contractors. Upon completion of Alterations, Tenant shall provide Landlord with a complete set of "as-built" plans.

                  (c) Mechanics and Other Liens. Tenant shall keep the Property and Tenant's leasehold interest therein free of any liens or claims of liens, and shall bond or otherwise discharge to Landlord's satisfaction, any such liens within ten (10) days of their filing. At Landlord's request, Tenant's contractor shall provide payment, performance and lien indemnity bonds required by Landlord, and Tenant shall provide evidence of such insurance as Landlord may require, naming Landlord as an additional insured. Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, or liability arising from any work done by or at the direction Tenant.

                  (d) Removal of Alterations. All Alterations affixed to the Premises shall become part thereof and remain therein at the end of the Term.

         5.2 Tenant's Personal Property.

                  (a) In General. Tenant may provide and install, and shall maintain in good condition, all trade fixtures, personal property, equipment, furniture and moveable partitions required in the conduct of its business in the Premises. All of Tenant's personal property, trade fixtures, equipment, furniture, movable partitions, and any Alterations not affixed to the Premises shall remain Tenant's property. Landlord and Tenant specifically acknowledge and agree that any and all case work and cabinet work to be installed by Tenant shall be deemed and construed to be trade fixtures, and may be removed by Tenant upon the expiration or earlier termination of this Lease and Tenant shall restore any damage occasioned by such removal.

                  (b) Intentionally Omitted.

                  (c) Payment of Taxes. Tenant shall pay before delinquency all taxes levied against Tenant's personal property or trade fixtures in the Premises and any Alterations installed by or on behalf of Tenant. If any such taxes are levied against Landlord or its property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's property, Landlord may pay such taxes, and Tenant shall upon demand repay to Landlord Tenant's Percentage of the portion of such taxes resulting from such increase.

*The Premises will be heated and cooled by separate units presently installed that serve only the Premises. Electricity serving such heating and air conditioning units shall be separately metered in accordance with Paragraph 6.1(b), below.

                         ARTICLE V LANDLORD'S COVENANTS

         6.1 Services Provided by Landlord.

                  (a) Services. Landlord shall provide services, utilities, facilities and supplies equal in quality to those customarily provided by landlords in buildings of a similar design in the area in which the Property is located. Landlord shall provide reasonable additional Building operation services upon reasonable advance request of Tenant at reasonable rates from time to time established by Landlord.

                  (b) Separately Metered Utilities. The Premises will be separately metered or submetered as of the Commencement Date, and the costs of utilities for the Premises shall not be included as an Operating Expense. Tenant shall pay the cost of all separately metered utilities directly to the utility company.

                  (c) Graphics and Signs. Landlord shall provide, at Landlord's expense, identification of Tenant's name and suite numerals at the main entrance door to the Premises and the exterior directory, if any serving the building of which the Premises are a part. All signs, notices, graphics and decorations of every kind or character which are - visible in or from the Common Areas or the exterior of the Premises shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion.

                  (d) Right to Cease Providing Services. In case of Force Majeure or in connection with any repairs, alterations or additions to the Property or the Premises, or any other acts required of or permitted to Landlord herein, Landlord may reduce or suspend service of the Building's utilities, facilities or supplies, provided that Landlord shall use reasonable diligence to restore such services, facilities or supplies as soon as possible. No such reduction or suspension shall constitute an actual or constructive eviction or disturbance of Tenant's use or possession of the Premises. See Additional Provisions, AP9.

         6.2 Repairs and Maintenance. Landlord shall repair and maintain (i) the Common Areas, (ii) the structural portions of the Building, (iii) the exterior walls of the Building (including exterior windows and glazing), (iv) the roof, and (v) the basic plumbing, electrical, mechanical and heating, ventilating and air-conditioning systems serving the Premises, in the manner and to the extent customarily provided by landlords in similar buildings in the area. Tenant shall pay for such repairs as set forth in Paragraph 3.2. If any maintenance, repair or replacement is required because of any act, omission or neglect of duty by Tenant or its agents, employees, invitees or contractors, the cost thereof up to the full amount of the deductible of Landlord's insurance coverage shall be paid by Tenant to Landlord as additional rent within thirty (30) days after billing.

         6.3 Quiet Enjoyment. Upon Tenant's paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy the Premises, subject to the provisions of this Lease.

         6.4 Insurance. Landlord shall insure the Property, including the Building and Tenant Improvements and approved Alterations, if any, against damage by fire and standard extended coverage perils, and shall carry public liability insurance, all in such reasonable amounts as would be carried by a prudent owner of a similar building in the area. Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable. Insurance obtained by Landlord shall not be in lieu of any insurance required to be maintained by Tenant. Landlord shall not carry any insurance on Tenant's Property, and shall not be obligated to repair or replace any of Tenant's Property.

                         ARTICLE VII TENANT'S COVENANTS

         7.1 Repairs, Maintenance and Surrender.

                  (a) Repairs and Maintenance. Tenant shall keep the Premises in good order and condition, and shall promptly repair any damage to the Premises excluding glass in exterior walls. Tenant shall also pay to repair any damage to the rest of the Property, including glass in exterior walls, up to the full amount of the deductible of Landlord's insurance coverage, if such damage is attributable to Tenant's negligence or misuse caused by Tenant or its agents, employees, or invitees, licensees or independent contractors. All repairs shall be made in a workmanlike manner and any replacements or substitutions shall be of a quality, utility, value and condition similar to or better than the replaced or substituted item.

                  (b) Surrender. At the end of the Term, Tenant shall peaceably surrender the Premises in good order, repair and condition, except for reasonable wear and tear, and Tenant shall remove Tenant's Property, repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Any property not so removed shall be deemed abandoned and may be retained by Landlord or may be removed and disposed of by Landlord in such manner as Landlord shall determine. Tenant shall be responsible for costs and expenses incurred by Landlord in disposing any such abandoned property, and making any incidental repairs and replacements to the Premises reasonable wear and tear excepted.

         7.2 Use.

                  (a) General Use. Tenant shall use the Premises only for the Permitted Uses, and shall not use or permit the Premises to be used in violation of any law or ordinance or of any certificate of occupancy issued for the Building or the Premises, or of the Rules and Regulations. Tenant shall not cause, maintain or permit any nuisance in, on or about the Property, or commit or allow any waste in or upon the Property. *Tenant shall not use utility services in excess of amounts reasonably determined by Landlord to be within the normal range of demand for the Permitted Uses.

*Except for separately metered utilities which Tenant shall use safely,

                  (b) Obstructions and Exterior Displays. Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not, except as otherwise previously approved by Landlord, place or permit any signs, decorations, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, that may be visible from outside the Premises. If prior to the Date of Lease, Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises.

                  (c) Floor Load. Tenant shall not place a load upon the floor of the Premises exceeding the load per square foot such floor was designed to carry, as determined by applicable building code.

                  (d) Compliance with Insurance Policies. Tenant shall not keep or use any article in the Premises, or permit any activity therein, which is prohibited by any insurance policy covering the Building, or would result in an increase in the premiums thereunder.

                  (e) Rules and Regulations. Tenant shall observe and comply with reasonable rules and regulations promulgated from time to time by Landlord and delivered to Tenant ( the "Rules and Regulations"), and all modifications thereto as made by Landlord and put into effect from time to time. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of the Rules and Regulations.

         7.3 Assignment: Sublease. Except as hereinafter provided, Tenant shall not assign its rights under this Lease nor sublet the whole or any part of the Premises without Landlord's prior written consent. In the event that Landlord grants such consent, Tenant shall remain primarily liable to Landlord for the payment of all rent and for the full performance of the obligations under this Lease and any excess rents collected by Tenant shall be paid to Landlord.** Any assignment or subletting which does not conform with this Paragraph 7.3 shall be void and a default hereunder.

         7.4 Indemnity. Tenant, at its expense, shall defend (with counsel satisfactory to Landlord), indemnify and hold harmless Landlord and its agents, employees, invitees, licensees and contractors from and against any cost, claim, action, liability or damage of any kind arising from (i) Tenant's use and occupancy of the Premises or the Property or any activity done or permitted by Tenant in, on, or about the Premises or the Property, (subject to the provisions of Paragraph 11.7 of this Lease), (ii) any breach or default by Tenant of its obligations under this Lease, or (iii) any negligent, tortious, or illegal act or omission of Tenant, its agents, employees, invitees, licensees or contractors. (Subject to the provisions of Paragraph 11.7 of this Lease) Landlord shall not be liable to Tenant or any other person or entity for any damages arising from any act or omission of any other tenant of the Building. The obligations of Tenant in this Paragraph shall survive the expiration or termination of this Lease.

**Tenant shall, however, be entitled to assign or sublet all or any portion of the Premises to Cytrx Corporation, Vet Life, Inc., or any entity controlling, controlled by, or under direct or indirect common control with Tenant, or any subsidiary or affiliate thereof.

         7.5 Tenant's Insurance. Tenant shall maintain with responsible companies qualified to do business, in good standing in the state in which the Premises are located and otherwise acceptable to Landlord and at its sole expense the following insurance: (i) comprehensive general liability insurance covering the Premises insuring Landlord as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to the Public Liability Insurance Amount and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located with respect to similar properties, (ii) workers' compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and (iii) property insurance insuring Tenant's Property for the full replacement value of such items. There shall be no deductible for liability policies and a deductible not greater than $5,000 for property insurance policies. Tenant shall deposit promptly with Landlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Landlord. All policies shall be taken out with insurers with a rating of A-IX by Best's and otherwise acceptable to Landlord.

         7.6 Payment of Taxes. If at any time during the Term, any political subdivision of the state in which the Property is located, or any other governmental authority, levies or assesses against Landlord a tax or excise on rents or other tax (excluding income tax), however described, including but not limited to assessments, charges or fees required to be paid, by way of substitution for or as a supplement to real estate taxes, or any other tax on rent or profits in substitution for or as a supplement to a tax levied against the Property, Building or Landlord's personal property, then Tenant will pay to Landlord as additional rent its proportionate share based on Tenant's Percentage of said tax or excise.

         7.7 Environmental Assurances.

                  (a) Covenants.

                           (i) Tenant shall not cause any medical waste Hazardous Materials to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises unless the same is specifically approved in advance by Landlord in writing other than small quantities of retail, household, and office chemicals customarily sold over-the-counter to the public and those items identified on Exhibit G attached hereto which are related to Tenant's Permitted Uses.

                           (ii) Tenant shall comply with all obligations imposed by Environmental Laws, and all other restrictions and regulations upon the use, generation, storage or disposal of medical waste or Hazardous Materials at, to or from the Premises.

                           (iii) Tenant shall deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the use, generation, storage or disposal by Tenant of medical waste or Hazardous Materials at, to or from the Premises and shall immediately notify Landlord both by telephone and in writing of any unauthorized discharge of medical waste or Hazardous Materials or of any condition that poses an imminent hazard to the Property, the public or the environment.

                           (iv) Tenant shall complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant's use of the Premises and its use, generation, storage and disposal of medical waste or Hazardous Materials at, to or from the Premises.

                           (v) Tenant shall permit entry onto the Premises by Landlord or Landlord's representatives upon receipt of not less than 24 hours prior notice, or in case of emergency or imminent danger, immediately to verify and monitor Tenant's compliance with its covenants set forth in this Paragraph and to perform other environmental inspections of the Premises.

                           (vi) If Landlord conducts any environmental inspections because it has reason to believe that Tenant's activities have or are likely to result in a violation of Environmental Laws or a release of medical waste or Hazardous Materials on the Property, then Tenant shall pay to Landlord, as additional rent, the costs incurred by Landlord for such inspections, so long as it has been reasonably determined that Tenant in fact has violated such Environmental Laws or released medical waste or Hazardous Materials on the Property.

                           (vii) Tenant shall cease immediately upon notice from Landlord any activity which violates or creates a serious risk of violation of any Environmental laws.

                           (viii) After notice to and reasonable approval -by Landlord, Tenant shall promptly remove, clean-up, dispose of or otherwise remediate, in accordance with Environmental Laws and good commercial practice, any medical waste or Hazardous Materials on, under or about the Property resulting from Tenant's activities on the Property.

         (b) Indemnification. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs, liabilities or losses (including, without limitation, any decrease in the value of the Property, loss or restriction of any area of the Property, and adverse impact of the marketability of the Property or Premises) arising out of Tenant's use, generation, storage or disposal of medical waste or Hazardous Materials at, to or from the Premises.

         (c) Definitions. Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended; those substances defined as "hazardous substances", "materials", or "wastes" under the law of the state in which the Premises are located; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws ("Environmental Laws"); materials containing asbestos or urea formaldehyde; gasoline and other petroleum products; flammable explosives; radon and other natural gases; and radioactive materials.

         (d) Survival. The obligations of Tenant in this Paragraph shall survive the expiration or termination of this Lease.

         7.8 Americans With Disabilities Act. Tenant shall comply with the Americans with Disabilities Act of 1990 ("ADA") and the regulations promulgated thereunder. Tenant hereby expressly assumes all responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises. Any Alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

                              ARTICLE VIII DEFAULT

         8.1 Default. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                  (a) The failure by Tenant to make any payment of Base Rent or additional rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, that Landlord shall not be required to provide such notice more than twice during the Term with respect to non-payment of Rent, the third such non-payment constituting a default without requirement of notice;

                  (b) Intentionally Omitted

                  (c) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses (a) above, where such failure shall continue for a period of more than thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period, diligently prosecutes such cure to completion, and completes such cure no later than ninety (90) days from the date of such notice from Landlord;

                  (d) The failure by Tenant, Guarantor (if any), or any present or future guarantor of all or any portion of Tenant's obligations under this Lease to pay its debts as they become due, or Tenant or any such Guarantor (if any) becoming insolvent, filing or having filed against it a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. Paragraph 101 et seq. (or any similar petition under any insolvency law of any jurisdiction) and such petition is not dismissed within sixty (60) days thereafter, proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or Guarantor (if any); or

                  (e) If the leasehold estate under this Lease or any substantial part of the property or assets of Tenant or of Guarantor of this leasehold is taken by execution, or by other process of law, or is attached or subjected to any involuntary encumbrance if such attachment or other seizure remains undismissed or undischarged for a period of ten business (10) days after the levy thereof.

         8.2 Remedies of Landlord and Calculation of Damages.

                  (a) Remedies. In the event of any default by Tenant, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord may, at its option and without further notice exercise any or all of the following remedies:

                           (i) Terminate the Lease and upon notice to Tenant of termination of the Lease all rights of Tenant hereunder shall thereupon come to an end as fully and completely as if the date such notice is given were the date originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord and Landlord shall have the right, without judicial process, to re-enter the Premises. No such expiration or termination of the Lease shall relieve Tenant of its liability and obligation under the Lease.

                           (ii) Enter the Premises and cure any default by Tenant and in so doing, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord, and all incidental costs and expenses, including reasonable attorneys' fees, shall be considered additional rent under this Lease and shall be payable to Landlord immediately on demand, together with interest from the date of demand to the date of payment at the maximum lawful rate permitted to be charged by Landlord.

         (b) Calculation of Damages. If this Lease is terminated as provided in Paragraph 8.2 or otherwise, Tenant, until the end of the Term, or what would have been such Term in the absence of any such event, shall be liable to Landlord, as damages for Tenant's default, for the amount of the Base Rent and all additional rent and other charges which would be payable under this lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting of the Premises actually collected by Landlord after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs and expenses of preparation of the Premises for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Base Rent would have been payable as if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant such damages monthly as the same shall arise. In lieu of the foregoing computation of damages, Landlord may elect, at its sole option, to receive liquidated damages in one payment equal to the total amount of Base Rent and additional rent reserved in this Lease from the date of default to the date of expiration of the Term discounted at a fixed annual interest rate equal to the Prime Rate plus 2%. The Prime Rate shall be the prime rate published in the Wall Street Journal on the date of Landlord's election to accelerate the rents hereunder. Whether or not the Lease is terminated, Landlord shall in no way be responsible or liable for any failure to relet the Premises or for any failure to collect any rent upon such reletting.

                  (c) No Limitations. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                  (d) Cumulative Remedies. Landlord's remedies under this Lease are cumulative and not exclusive of any other remedies to which Landlord may be entitled in case of Tenant's default or threatened default under this Lease, including, without limitation, the remedies of injunction and specific performance.

                     ARTICLE IX CASUALTY AND EMINENT DOMAIN

         9.1 Casualty.

                  (a) Casualty in General. If, during the Term, the Premises, the Building or the Lot, are wholly or partially damaged or destroyed by fire or other casualty, and the casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then Landlord shall, within thirty (30) days of the date of the damage, give Tenant a notice ("Damage Notice") stating whether, according to Landlord's good faith estimate, the damage can be repaired within one hundred fifty (150) days from the date of damage ("Repair Period"), without the payment of overtime or other premiums. The parties' rights and obligations shall then be governed according to whether the casualty is an Insured Casualty or an Uninsured Casualty as set forth in the following Paragraphs.

                  (b) Insured Casualty. if the casualty results from a risk, the loss to Landlord from which is fully covered by insurance maintained by Landlord or for Landlord's benefit (except for any deductible amount), it shall be an "Insured Casualty" and governed by this Paragraph 9.1 (b). In such event, if the Damage Notice states that the repairs can be completed within the Repair Period without the payment of overtime or other premiums, then Landlord shall promptly proceed to make the repairs, this Lease shall remain in full force and effect, and Base Rent shall be reduced, during the period between the casualty and completion of the repairs, in proportion to the portion of the Premises that is inaccessible or unusable during that period and which is, in fact, not utilized by Tenant. Base Rent shall not be reduced by reason of any portion of the Premises being unusable or inaccessible for a period of five (5) business days or less. If the Damage Notice states that the repairs cannot, in Landlord's estimate, be completed within the Repair Period without the payment of overtime or other premiums, then either party may, terminate this Lease by written notice given to the other within thirty (30) days after the giving of the Damage Notice. If either party elects to terminate this Lease, the lease shall terminate as of the date of the occurrence of such damage or destruction and Tenant shall vacate the Premises five (5) business days from the date of the written notice terminating the Lease. If neither party so terminates, then this Lease shall remain in effect, Landlord shall make repairs, and Base Rent shall be proportionately reduced as set forth above during the period when the Premises is inaccessible or unusable and is not used by Tenant.

                  (c) Uninsured Casualty. If the casualty is not an Insured Casualty as set forth in the previous Paragraph, it shall be an "Uninsured Casualty" governed by this Paragraph 9.1 (c). In such event, if the Damage Notice states that the repairs can be completed within the Repair Period without the payment of overtime or other premiums, Landlord may elect, by written notice given to Tenant within thirty (30) days after the Damage Notice, to make the repairs, in which event this Lease shall remain in effect and Base Rent shall be proportionately reduced as set forth above. If Landlord does not so elect to make the repairs, or if the Damage Notice states that the repairs cannot be made within the Repair Period, this Lease shall terminate as of the date of the casualty and Tenant shall vacate the Premises five (5) business days from the date of Landlord's written notice to Tenant terminating the Lease.

                  (d) Casualty within final six months of Term. Notwithstanding anything to the contrary contained in this Paragraph 9.1, if the Premises or the Building is wholly or partially damaged or destroyed within the final nine (9) months of the Term of this Lease, Landlord shall not be required to repair such casualty and either Landlord or Tenant may elect to terminate this Lease.

                  (e) Tenant Improvements and Alterations. If Landlord elects to repair after a casualty in accordance with this Paragraph 9.1, Landlord shall cause Tenant Improvements and Alterations which Landlord has approved, to be repaired and restored at Landlord's sole expense. Landlord shall have no responsibility for any personal property placed or kept in or on the Premises or the Building by Tenant or Tenant's agents, employees, invitees or contractors and Landlord shall not be required to repair any damage to, or make any repairs to or replacements of, Tenant's personal property.

                  (f) Exclusive Remedy. This Paragraph 9.1 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building.

                  (g) Waiver of Subrogation. Landlord and Tenant shall use reasonable efforts to cause each insurance policy obtained by each of them to provide that the insurer waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any loss or damage covered by such policy.

         9.2 Eminent Domain.

                  (a) Eminent Domain in General. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Tenant, shall be taken or appropriated under the power of eminent domain or condemnation (a "Taking"), either Landlord or Tenant may terminate this Lease and the termination date shall be the date of the Order of Taking, or the date possession is taken by the Taking authority, whichever is earlier. If any part of the Property is the subject of a Taking and such Taking materially affects the normal operation of the Building or Common Areas, Landlord may elect to terminate this Lease. A sale by Landlord under threat of a Taking shall constitute a Taking for the purpose of this Paragraph 9.2. No award for any partial or entire Taking shall be apportioned. Landlord shall receive (subject to the rights of Landlord's mortgagees) and Tenant hereby assigns to Landlord any award which may be made and any other proceeds in connection with such Taking, together with all rights of Tenant to such award or proceeds, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Paragraph 9.2(a) shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for (i) the taking of Tenant's personal property, or (ii) interruption of or damage to Tenant's business, or (iii) Tenant's moving and relocation costs.

                  (b) Reduction in Base Rent. in the event of a Taking which does not result in a termination of the Lease, Base Rent shall be proportionately reduced based on the portion of the Premises rendered unusable, and Landlord shall restore the Premises or the Building to the extent of available proceeds or awards from such Taking. Landlord shall be required to repair or restore any damage to the Tenant Improvement and Alterations which Landlord has approved which would become the Property of Landlord at the end of the Term to the extent of available proceeds or awards from such taking.

                  (c) Sole Remedies. This Paragraph 9.2 sets forth Tenant's and Landlord's sole remedies for Taking. Upon termination of this Lease pursuant to this Paragraph 9.2, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arise or accrue prior to such termination.

              ARTICLE X RIGHTS OF PARTIES HOLDING SENIOR INTERESTS

         10.1 Subordination. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, ground lease or other matters or record ("Senior Interests") which now or at any time hereafter encumber the Property and Tenant shall, within twenty
(20) days of Landlord's request, execute and deliver to Landlord such recordable written instruments as shall be necessary to show the subordination of this Lease to such Senior interests. Notwithstanding the foregoing , if any holder of a Senior Interest succeeds to the interest of Landlord under this Lease, then, so long as Tenant is not in default of its obligations hereunder, this Lease shall continue in full force and effect and Tenant shall attorn to such holder and to recognize such holder as its landlord.

         10.2 Mortgagee's Consent. No assignment of the Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the Rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if any.

                               ARTICLE XI GENERAL

         11.1 Representations by Tenant. Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. Tenant represents and warrants that those persons executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon Tenant in accordance with its terms, and simultaneously with the execution of this Lease, Tenant shall deliver evidence of such authority to Landlord in form satisfactory to Landlord.

         11.2 Notices. Any notice required or permitted hereunder shall be in writing. Notices shall be addressed to Landlord c/o Managing Agent at Managing Agent's Address and to Tenant at Tenant's Address. Any communication so addressed shall be deemed duly given when delivered by hand, one day after being sent by Federal Express (or other guaranteed one day delivery service) or three days after being sent by registered or certified mail, return receipt requested. Either party may change its address by giving notice to the other.

         11.3 No Waiver or Oral Modification. No provision of this Lease shall be deemed waived by Landlord or Tenant except by a signed written waiver. No consent to any act or waiver of any breach or default, express or implied, by Landlord or Tenant, shall be construed as a consent to any other act or waiver of any other breach or default.

         11.4 Severability. If any provision of this Lease, or the application thereof in any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

         11.5 Requests by Tenant. Tenant shall pay, on demand, all costs incurred by Landlord, including without limitation reasonable attorneys' fees, in connection with any matter requiring Landlord's review or consent or any other requests made by Tenant under this Lease, regardless of whether such request is granted by Landlord.

         11.6 Estoppel Certificate and Financial Statements.

                  (a) Estoppel Certificate. Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying (i) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications: (ii) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (iii) the amount of any security deposited with Landlord; and (iv) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (v) such other matters as may be reasonably requested by Landlord. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall be a default under this Lease and shall also be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as represented by Landlord; and there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against rent.

                  (b) Financial Statements. Tenant shall, without charge therefore, at any time, within ten (10) days following a request by Landlord, deliver to Landlord, or to any other party designated by Landlord, a true and accurate copy of Tenant's most recent unaudited financial statements. Except in the case of a default by Tenant hereunder, Landlord agrees that it shall not request such financial statements from Tenant more frequently than two times during any one calendar year. All requests made by Tenant regarding renewals or expansions must be accompanied by Tenant's most recent financial statements. All requests made by Tenant regarding subleases, or assignments must be accompanied by Tenant's prospective subtenant's and prospective assignee's most recent financial statements.

         11.7 Waiver of Liability. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents, and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy that either may have in force at the time of the loss or damage. Each party shall notify its insurers that the foregoing waiver is contained in this Lease.

         11.8 Execution, Prior Agreements and No Representations. This Lease shall not be binding and enforceable until executed by authorized representatives of Landlord and Tenant. This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings, whether written or oral, between them with respect to such subject matter. Each party acknowledges that the other has made no representations or warranties of any kind except as may be specifically set forth in this Lease.

         11.9 Brokers. Each party represents and warrants that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Broker. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act or statement of the indemnifying party.

         11.10 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their respective ownership.

         11.11 Applicable Law and Lease Interpretation. This Lease shall be construed, governed and enforced according to the laws of the state in which the Property is located. In construing this Lease, Paragraph headings are for convenience only and shall be disregarded. Any recitals herein or exhibits attached hereto are hereby incorporated into this Lease by this reference. Time is of the essence of this Lease and every provision contained herein. The parties acknowledge that this Lease was freely negotiated by both parties, each of whom was represented by counsel; accordingly, this Lease shall be construed according to the fair meaning of its terms, and not against either party.

         11.12 Costs of Collection, Enforcement and Disputes. Tenant shall pay all costs of collection, including reasonable attorneys' fees, incurred by Landlord in connection with any default by Tenant. If either Landlord or Tenant institutes any action to enforce the provisions of this Lease or to seek a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs as part of any award. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or claim of injury or damage.

         11.13 Holdover. If Tenant holds over in occupancy of the Premises after the expiration of the Term, Tenant shall, at the election of Landlord become a tenant at sufferance only on a month-to-month basis subject to the terms and conditions herein specified, so far as applicable. Tenant shall pay rent during the holdover period, at a base rental rate equal to one hundred fifty percent of the Base Rent in effect at the end of the Term, plus the amount of Tenant's Share of Expenses then in effect. Tenant shall also be liable for all damages sustained by Landlord on account of such holding over.

         11.14 Force Majeure. If Landlord or Tenant is prevented from or delayed in performing any act required of it hereunder, and such prevention or delay is caused by strikes, labor disputes, inability to obtain labor, materials, or equipment, inclement weather, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond such party's reasonable control ("Force Majeure"), the performance of such act shall be excused for a period equal to the period of prevention or delay. A party's financial inability to perform its obligations shall in no event constitute Force Majeure. Nothing in this Paragraph shall excuse or delay Tenant's obligation to pay any rent or other charges due under this Lease.

         11.15 Limitation On Liability. Landlord, and its partners, directors, officers, shareholders, trustees or benefactors, shall not be liable to Tenant for any damage to loss of personal property in, or to any personal injury occurring in, the Premises, unless such damage, loss or injury is the result of the gross negligence of Landlord or its agents as determined by a final non-appeal judicial proceeding. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to this

Lease. in the event of any default by Landlord under this Lease, Tenant's sole and exclusive remedy shall be against the Landlord's interest in the Property.

         11.16 Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

         11.17 Security Deposit. Upon the execution and delivery of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held as security for Tenant's performance as herein provided and refunded to the Tenant at the end of the Term subject to the Tenant's satisfactory compliance with the conditions hereof. The Security Deposit may be commingled with other funds of Landlord and no interest shall accrue thereon or be payable by Landlord with respect to the Security Deposit. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount.

         11.18 Guaranty of Lease. If Landlord and Tenant intend for this Lease to be guaranteed by the Guarantor, upon the execution and delivery of this Lease, and as a condition to the effectiveness of this Lease, Tenant shall cause Guarantor, if any, to execute and deliver to Landlord a guaranty in the form attached as Exhibit F. It shall constitute a default under this Lease if any Guarantor fails or refuses, upon reasonable request by Landlord, to give: (i) evidence of the due execution of the guaranty called for by this Lease, (ii) current unaudited financial statements of Guarantor as may from time to time be requested by Landlord; provided, however, that except in the case of a default by Tenant hereunder, Guarantor shall not be required to submit such financial statements more frequently than two times during any one calendar year, (iii) an estoppel certificate, or (iv) written confirmation that the guaranty is still in effect, substantially in the form of the estoppel certification described in Paragraph 11.6(a) above.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, which includes the cover sheet, the foregoing Standard Provisions, Additional Provisions, and Exhibits attached to this Lease, with the intent that each of the parties shall be legally bound thereby and that this Lease shall become effective as of the Date of Lease.

NEW ENGLAND MUTUAL LIFE                 VAXCEL, INC.
INSURANCE COMPANY

By:_________________________            By:__________________________
Name:_______________________            Name:________________________
Title:______________________            Title:_______________________
Date:_______________________            Date:________________________

                         PART III ADDITIONAL PROVISIONS


         The following provisions ("Additional Provisions") identified below and attached and/or set forth below are included as part of the Lease between Landlord and Tenant. Capitalized terms used in any of the Additional Provisions and not otherwise defined shall have the meanings given such terms in Part I and
Part II of this Lease. Unless express reference is made to a provision in Part I and Part II of this Lease for the purpose of modifying such provision, in the event of any conflict between the Additional Provisions and the provisions of
Part I and Part II of this Lease, the provisions contained in Parts I and II shall control.

         AP1) Notwithstanding the foregoing, in no event shall the rentable square footage of the Building or the Premises change during the first five years of the Term unless Tenant exercises its option to expand the Premises. If Landlord remeasures the Building or the Premises at any time prior to the time Tenant exercises either of its options to renew this Lease, the rentable square footage of the Building and/or the Premises shall change commencing on the effective date of such renewal term to the extent there is an actual change in the amount of space resulting from such remeasurement. Regardless of the remeasurement results, for the purposes of any calculations based on the square footage of the Building or the Premises, the rentable square footage of the Building or of the Premises shall not be increased nor decreased by more than five (5%) percent.

         AP2) The Commencement Date of this Lease shall be the earlier of (i) January 23, 1994 or (ii) the date Tenant occupies all of the Premises for the conduct of its business. Notwithstanding the foregoing, prior to the Commencement Date, Tenant may occupy for the conduct of its business, the office portion of the Premises, which office portion which consists of approximately 1,806 rentable square feet, upon the issuance of all necessary valid occupancy permits for the office portion of the Premises, and pursuant to the terms and conditions of this Lease. The Base Rent for the office portion of the Premises prior to the Commencement Date shall be $7.00 per rentable square foot, commencing on the first date of such occupancy, payable monthly, in advance on the first day of each month (and prorated for any partial months). Rent shall commence for the entire Premises on January 2-3, 1994, regardless of whether Tenant has completed the improvements to the Premises or taken occupancy.

         AP3) , legal fees incurred for negotiating leases or collecting rents from other tenants, costs of advertising space for lease in the Building, costs directly and solely related to the maintenance and operation of the entity that constitutes Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord's financial condition, or costs of renovating space in the Building vacated by a tenant.

         AP4) Lavista Associates, Inc. is acting as Agent for Landlord in this transaction and is to be paid a commission by Landlord. Lavista Associates, Inc. is not acting as Agent in this transaction for Tenant.

         Cushman & Wakefield of Georgia, Inc. is acting as Agent for Tenant in this transaction and is to be paid a commission by Landlord. Cushman & Wakefield of Georgia, Inc. is not acting as Agent in this transaction for Landlord.

         AP5) Tenant shall have the right to terminate this Lease as of November 30, 1996, provided (i) Tenant is not then in default under this Lease, (ii) Tenant provides written notice to Landlord of such termination no later than August 1, 1996, (iii) Tenant pays at the time Tenant delivers such notice to Landlord a termination fee in the amount of $18,817.14, and (iv) Tenant pays at the time Tenant delivers such notice to Landlord an amount equal to the unamortized cost of all tenant improvements and leasing commissions paid by Landlord, which tenant improvements and leasing commissions shall be amortized over a initial five (5) year term of this Lease with respect to the initial Tenant Improvements and leasing commission (if Tenant exercises its option to expand the Premises as provided below, the tenant improvements and leasing commissions with respect to the Expansion Space shall be amortized over the remaining portion of the then remaining term of the lease with respect to the Expansion Space as such term may be extended in accordance with AP8 below. If Tenant elects exercise its option to expand into the Expansion Space as provided below, and Tenant elects its option to terminate the Lease as provided herein, then the termination fee referred to in AP5(iii) above shall be increased by an amount equal to $3.93 times the number of rentable square feet leased by Tenant pursuant to its Expansion Option.

         AP6) Landlord acknowledges receipt, subject to collection, of the security deposit of $33,474.00, the first month's Base Rent of $2,789.50 and first month's Additional Rent of $235.1 2 totaling $36,498.62.

         AP7) Provided Tenant has not exercised its option to terminate this Lease provided in AP5 above, Landlord hereby grants to Tenant (a) a first right to lease that part of the Building designated as Suite 210 and marked "Expansion Space" on Exhibit H attached hereto and consisting of approximately 2,400 square feet (the "Expansion Space") if the Expansion Space is or becomes available for occupancy before the fourth anniversary of the Commencement Date. If Tenant desires to Lease the Expansion Space, and if the Expansion Space is then available, Tenant may Lease the Expansion Space by giving Landlord notice at any time on or before the date that is four (4) years from the Commencement Date and Landlord and Tenant shall enter into an amendment to this Lease adding the Expansion Space to the Premises. Expansion Space leased pursuant to this Section AP7(a) shall be leased to Tenant upon the same terms and conditions in this Lease, including, without limitation, the Term (as may be extended pursuant to AP8 below) and the Base Rent due and payable hereunder. Base Rent and Additional Rent shall commence upon the first to occur of the date on which Tenant occupies such




-----------------------                 -----------------------
LANDLORD'S INITIALS                        TENANT'S INITIALS
expansion space for purposes of conducting its business in the ordinary course or ninety (90) days from the date on which Landlord and Tenant enter into a supplemental agreement to this Lease incorporating such expansion space as part of the Premises for the purpose of calculating Tenant's Percentage, Tenant's Share of Operating Expenses and otherwise. Tenant shall submit its plans and specification for such expansion space not later than fifteen (1 5) days following the date of execution of such lease amendment. The approval of such plans and specifications and the construction of Tenant Improvements in such expansion space shall be governed in all respects by the terms and conditions of the work letter attached to this Lease as Exhibit "D". In addition, Landlord shall provide Tenant with an allowance in the amount of $1.40 per square foot of expansion space taken by Tenant for each Lease Year (prorated for partial Lease Years) remaining in the term (as the same may be extended pursuant to AP8 below) up to a maximum of $16,800.00, which allowance shall be disbursed at the time and in the manner set forth in such work letter; and

         (b) A right of first refusal to lease the Expansion Space if during the first four years after the Commencement Date, Landlord receives an offer ("Offer") to lease the Expansion Space which Landlord intends to accept, Landlord shall first send Tenant notice of Landlord's desire to lease such Expansion Space and Tenant shall have five (5) days subsequent to the date of receipt by Tenant of notice from Landlord in which to exercise its option to lease the Expansion Space Base Rent for the Expansion Space shall be the greater of the Base Rent specified in AP7(a) above or the Base Rent specified in the Offer. If Tenant does not, within such five (5) day period, elect to lease the Expansion Space as set forth above, Landlord shall be free to lease such Expansion Space to pursuant to the Offer. If the terms of the Offer change materially, or if the transaction contemplated in the Offer is not completed, then Landlord shall again notify Tenant in accordance with this Section AP7(b) of such material change and any subsequent Offers.

         Notwithstanding the foregoing, Tenant's right to lease the Expansion Space is subject to the additional condition precedent that at the time Tenant exercises its right to lease such Expansion Space Tenant shall not be in default under this Lease beyond applicable grace or cure periods, if any.

         AP8) So long as Tenant is not in default, Tenant may exercise the right and option to extend and renew this Lease upon the same terms and conditions set forth herein for two (2) additional successive periods of three (3) years each following the expiration of the initial five (5) year Term by giving Landlord written notice of the extension at lease six (6) months in advance of the expiration of such initial Term or any extension of such Term, as the case may be. During each Lease Year during any such extension term, Base Rent shall be increased by four percent (4%) over the Base Rent due and payable during the immediately preceding Lease Year.




-----------------------                 -----------------------
LANDLORD'S INITIALS                        TENANT'S INITIALS

         AP9) , provided however, that if the utility service to the Premises is interrupted for reasons within the reasonable control of Landlord, and as a result of such interruption the Premises are rendered untenantable and Tenant does not use the Premises for three consecutive business days, then the Base Rent shall abate until such service is restored.




-----------------------                 -----------------------
LANDLORD'S INITIALS                        TENANT'S INITIALS

                                    GLOSSARY

Term                                                          Paragraph In Which
                                                              Definition Appears

ADA                                                           7.8
Additional Provisions                                         Part III
Alterations                                                   5.1
Base Rent                                                     Cover Sheet
Broker(s)                                                     Cover Sheet
Building                                                      Cover Sheet
Capital Costs                                                 3.2
Commencement Date                                             2.1
Common Areas                                                  1.2
Damage Notice                                                 9.1
Date of Lease                                                 Cover Sheet
Force Majeure                                                 11.14
Guarantor(s)                                                  Cover Sheet
Hazardous Materials                                           7.7
Landlord                                                      Cover Sheet
Landlord's Lien                                               5.2
Landlord's Share of Insurance Premiums                        Cover Sheet
Landlord's Share of Taxes                                     Cover Sheet
Laws                                                          5.1
Lease Year                                                    3.2
Managing Agent                                                Cover Sheet
Managing Agent's Address                                      Cover Sheet
Notice                                                        2.2
Operating Expenses                                            3.2
Permitted Uses                                                Cover Sheet
Premises                                                      Cover Sheet
Property                                                      Cover Sheet
Public Liability Insurance Amount                             Cover Sheet
Repair Period                                                 9.1
Security Deposit                                              Cover Sheet
Senior Interests                                              10.1
Taxes                                                         3.2
Tenant                                                        Cover Sheet
Tenant Improvements                                           4.1
Tenant's Address                                              Cover Sheet
Tenant's Percentage                                           Cover Sheet
Tenant's Share of Expenses                                    3.2
Term                                                          Cover Sheet

                                    EXHIBIT A

                                    PREMISES

                                    [DIAGRAM]

                                    EXHIBIT B

                                       LOT


Northwoods Lot 3, Block B, Phase I - 3000 Northwoods Parkway


ALL THAT TRACT or parcel of land lying and being in Land Lots 256, 257, 270 and 271 of the 6th District of Gwinnett County, Georgia and being more particularly described as follows:

TO FIND THE POINT OF BEGINNING. begin at a point formed by the southeasterly margin of the right-of-way of Northwoods Circle (variable right-of-way). with the southwesterly margin of the right-of-way of Northwoods Parkway (variable right-of-way). if said margins were extended to form an angle instead of a curve; thence running along the southwesterly margin of the right-of-way of Northwoods Parkway. a distance of 642.72 feet to a point, which point is the POINT OF BEGINNING; from the POINT OF BEGINNING, as thus established, continue along said margin, along the arc of a curve to the left (said arc being subtended a chard bearing South 38(degree)00'00" East, a distance of 120.19 feet). a distance of 120.21 feet to a point; thence continuing along said margin South 40(degree)02'30" East, a distance of 227.84 feet to a point; thence continuing along said margin along an arc of a curve to the right (said arc being subtended a chord bearing South 30(degree)11'00" East, a distance of
119.81 feet), a distance of 120.40 feet to a point; thence leaving said margin and running South 52(degree)36'30" West. a distance of 265.93 feet to a point; thence running South 03(degree)24'30" West. a distance of 151.27 feet to a point; thence running South 35(degree)13'00" West, a distance of 104.04 feet to a point; thence running South 56(degree)35'30" West, a distance of 112.61 feet to a point; thence running South 75(degree)01'30" West, a distance of 89.02 feet to a point; thence running North 78(degree)411'30" West, a distance of 71.39 feet to a point; thence running North 44(degree)24'30" West. a distance of 68.59 feet to a print; thence running North 30(degree)57'45" West, a distance of 210 00 feet to a point; thence running South 82(degree)51'15" West, a distance of
62.67 feet to a point located on the easterly margin of the right-of-way of Northwoods Circle (60-foot right-of-way): thence running along the easterly and northeasterly margin of said right-of-way, along an arc of a curve-to the left (said arc being subtended by a chord bearing North 22(degree)41'00" West. a distance of 296.98 feet). a distance of 300.70 feet to a point; thence leaving said margin and running North 59(degree)05'30" East, a distance of 267.83 feet to a point; thence running North 59(degree)25'15" East, a distance of 409.93 feet to a point-located on the southwesterly margin of the right-of-way of Northwoods Parkway, said point being the POINT OF BEGINNING, said property containing 9.352 acres. as shown an that certain As-Built Survey for Crow-Childress-Mobley 12 and New England Mutual Life Insurance Company, dated April 7, 1986. prepared by Tri County Land Surveying, Boggus & Associates Engineers, and bearing the seal of A.A. Katterhenry, GRLS No. 1692.

                                    EXHIBIT D

                               TENANT IMPROVEMENTS


Attach copy of Tenant Improvements.

                                    EXHIBIT D

                               TENANT IMPROVEMENTS


Tenant shall improve the Premises as follows:

1. Tenant, at its expense, shall construct, furnish or install all improvements, equipment or fixtures within the Premises that are necessary for Tenant's occupancy and use of the Premises (hereinafter referred to as "Tenant's Work"). Tenant's Work shall be in conformity with plans submitted to and approved by Landlord and shall be performed in accordance with the following provisions:

         (a) Tenant shall cause all plans, drawings and specifications for Tenant's Work ("Plans and Specifications") to be prepared by licensed architects and, where appropriate, mechanical, electrical and structural engineers. Tenant's Plans and Specifications shall include such layouts, plans, specifications and details as are required by Landlord, including, without limitation, detailed information with respect to architectural design, color, mechanical systems and electrical systems.

         (b) Within 15 days following the date of execution of this Lease by Landlord, Tenant shall prepare and submit to Landlord for its approval two sets of Tenant's Plans and Specifications. Landlord shall renew same and shall submit, within three business days of receipt thereof, its approval thereof or a list of suggested modifications and/or additions. If the Plans and Specifications are not approved by Landlord, Tenant shall, within 12 days of receipt of Landlord's disapproval, prepare and resubmit to Landlord revised Plans and Specifications for consideration by Landlord until such time as Landlord gives Tenant written notice of its final approval thereof. In the event that Tenant has failed timely to submit or resubmit preliminary drawings to landlord, or in the event that Landlord shall disapprove the Plans and Specifications resubmitted by Tenant, Landlord shall have the right to cancel this Lease by notice to the Tenant, or to require Tenant to further revise and resubmit the Plans and Specifications. Landlord's failure to timely respond to the Plans and Specifications shall be deemed to indicate Landlord's approval thereof.

         (c) After approval of Tenant's final Plans and Specifications by Landlord, and tender of possession of the Premises by Landlord to Tenant (which tender shall occur upon execution of this Lease) Tenant shall proceed forthwith to commence the performance of Tenant's Work and shall diligently pursue such work to completion. Tenant's contractors and subcontractors shall be acceptable to and approved by Landlord in writing and shall be subject to administrative supervision by Landlord in their use of the Property and Premises and their relationship with Landlord's contractors or contractors of other tenants on the Property. Contractors and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be possible the progress of Tenant's Work without interruption on account of strikes, work stoppage or similar causes of delay. Tenant's entry into the Premises prior to the Commencement Date for the performance of Tenant's Work shall be subject to all of the terms and conditions of this Lease except the payment of Rent. Any damage to the Building caused by Tenant or its contractors or subcontractors in connection with the performance of Tenant's Work shall be repaired at Tenant's expense.

         (d) Any changes in Tenant's Work from the final plans and specifications approved by landlord shall be subject to Landlord's approval, and Tenant shall pay all reasonable costs incurred by Landlord in reviewing any requested change.

         (e) Upon completion of Tenant's Work Tenant shall furnish to Landlord for its permanent files one reproducible set of "as built" drawings showing Tenant's Work as constructed or installed in the Premises.

2. Construction of Tenant Work. Tenant shall, at Tenant's expense, procure all permits and licenses and make all contracts necessary for the construction of Tenant's Work. Tenant shall, at Tenant's expense, also obtain a construction bond through its contractor naming Landlord and Tenant as dual obligees prior to contractor beginning any work. Tenant's Work shall be done only by a contractor approved in writing by Landlord prior to the commencement of Tenant's Work, which approval shall not be unreasonably withheld. Landlord hereby approved Choate Construction for construction of Tenant's Work. All Tenant's Work shall conform to applicable statutes, ordinances, regulations, and codes and shall be in accordance and compliance with the Plans and Specifications approved by Landlord.

3. Completion of Tenant Work. Tenant shall complete Tenant's Work on or before the Commencement Date of the Term.

4. Insurance and Indemnity. Tenant shall require its contractors and subcontractors to furnish Landlord or Landlord's contractor with evidence of insurance coverage (including but not limited to general liability and workers' compensation insurance) as may be required by Landlord prior to the performance of any work by Tenant's contractors or subcontractors. Tenant also agrees to indemnify and hold Landlord harmless from and against any claims, actions, losses, costs, fees (including attorneys' fees) or damages resulting from the intentional or negligent acts or omissions of Tenant, its agents, employees, contractors, or subcontractors in the performance of Tenant's Work.

5. Special Provisions Applicable to Tenant's Work. Tenant's Work shall be performed in a first-class and workmanlike manner and all improvements constructed pursuant thereto shall be in good and usable condition at the date of completion. Tenant and Tenant's contractors are limited to performing their work, including any storage for construction purposes, within the Premises only. Tenant shall be responsible for daily removal from the Premises and the Property of all trash, rubbish, and surplus materials resulting from any work being performed in the Premises. Tenant shall exercise extreme care and diligence in removing such trash, rubbish, or surplus materials from the Premises to avoid littering, marring, or damaging the Property, the Common Areas or any of the other offices located on the Property. If any such trash, rubbish, or surplus materials are not promptly removed from the Property in accordance with the provisions hereof, or if any of the offices on the Property, or Common Areas are littered, marred, or damaged, Landlord may cause same to be removed or repaired, as the case may be, at Tenant's cost and expense. In the event Landlord incurs any costs or expenses in performing the above, Tenant shall pay the Landlord the amount of any such cost and expenses promptly upon demand therefor. Tenant shall require its agents, employees, contractors, or subcontractors to cause all materials or supplies to be delivered to the Premises prior to 9:30 a.m. on the day of each such delivery.

6. Roof. Tenant shall not penetrate, puncture, or otherwise go upon or work upon any portion of any roof, including, but not limited to that portion of the roof over the Premises, without obtaining the prior written consent of Landlord. The approval by Landlord of the Plans and Specifications does not constitute such prior written consent unless otherwise expressly provided in the Plans. In the event Landlord shall grant its consent to Tenant as provided above, Tenant shall, at Tenant's sole cost and expense, be responsible for assuring that upon completion of the installation of any items upon the roof or of other work thereon that all necessary flashing, patching, and other repair that may, in the sole discretion of Landlord, be necessary to return the roof to a waterproof condition is performed in a first-class and workmanlike manner.

7. Lien Waivers, etc. Upon completion of Tenant's Work in accordance with the Plans and Specifications, Tenant shall give Landlord written notice thereof and shall simultaneously with such written notice furnish Landlord with the following documents all in a form and substance acceptable to Landlord:

         a.       A detailed breakdown of the cost of Tenant's Work;

         b. All necessary certificates of occupancy issued by the appropriate governmental authorities.

         c. Affidavits from all contractors, subcontractors, materialmen, suppliers, architects, engineers, and all other persons performing work or supplying materials and/or services on or about the Premises in connection with Tenant's Work stating that the cost of all such labor, material, supplies and services incorporated in Tenant's Work has been paid in full, and waivers of all liens and claims arising as a result of such work; and

         d.       An estoppel certificate from Tenant.

8. Structural Work. Notwithstanding anything to the contrary contained in this Lease, if any work required or proposed to be performed by Tenant shall be structural or shall affect the structural integrity of any building on the Property or any portion thereof, Landlord shall have the right, but not the obligation, to do such work for Tenant and

Tenant shall reimburse Landlord for all of Landlord's costs and expenses in connection therewith plus an amount equal to ten percent (10%) thereof for overhead plus an additional amount equal to ten percent (10%) of such total costs and overhead for profit.

9. Allowance for Tenant's Work. Landlord shall contribute as reimbursement for Tenant's Work an amount not to exceed $33,474.00 (the "Tenant Improvement Allowance"). Tenant shall be solely responsible for all other costs and expenses for Tenant's Work. The entire $33,474.00 must be used for improvements to the Premises and for no personal or other use, except for payments to Tenant pursuant to the provisions of this Exhibit "D". Landlord shall disburse the Tenant Improvement Allowance in the amount of $33,474.00 upon Tenant's compliance with all appropriate procedures identified in this Exhibit "D" and completing or furnishing Landlord with evidence of all the following items:

         a.       See (d), below;

         b. Obtaining and furnishing all of the required construction permits;

         c.       See 1(c) and 7(a);

         d. Affidavit from the architect that prepared the Plans and Specifications certifying that all improvements to the Premises have been completed substantially in accordance with the Plans and Specifications;

         e. Full and final Lien Waivers from all involved contractors and subcontractors for the amount of all improvements;

         f. A certificate of occupancy issued by the appropriate governing authorities;

         g. Performance Bond issued by a surety company reasonably satisfactory to Landlord in an amount not less than the entire amount of Tenant's Improvements, naming Landlord and Tenant as dual obligees thereunder, and otherwise in form and substance satisfactory to Landlord.

The Tenant Improvement Allowance shall be paid upon Tenant's occupancy of the Premises and evidence of completion of the items above.




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
                                    EXHIBIT G


                          List of Permitted Substances


1.       Inorganic Chemicals (Approximately 1 to 2 pounds of each):

                  Sodium Chloride, Sodium Phosphates, Potassium Phosphates, Magnesium Chloride.

2.       Acids (Approximately 1 pint of each):

                  Hydrochloric Acid, Sulfuric Acid, Nitric Acid

3.       Solvents (Approximately 1 gallon of each):

                  Hexane, Ethanol, Methanol

4. Miscellaneous (Approximately 1 gallon (liquids) or 1 pound (solids) of each:

                  Detergents, Cosmetic oil (shark liver oil), Protein (dried skim milk)

                                    EXHIBIT H

                                 EXPANSION SPACE


                                    [DIAGRAM]




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